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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 16, 2002




                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-10702               34-1531521
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 (State or Other Jurisdiction         (Commission            (IRS Employer
       of Incorporation)              File Number)         Identification No.)



500 Post Road East, Suite 320, Westport, Connecticut                    06880
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      (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Terex Corporation ("Terex") announced by press release dated May 17, 2002 that it has entered into an agreement to acquire Demag Mobile Cranes GmbH & Co. KG ("Demag"). Demag manufactures and distributes telescopic and lattice boom cranes, with 2001 revenues of approximately $360 million. The transaction is subject to customary closing conditions, including regulatory approval, and is anticipated to close at the end of the second quarter or early in the third quarter of 2002.

         Terex believes that the acquisition of Demag will improve its product offering and will create a worldwide crane company with broad geographic and product offerings. Terex anticipates that the acquisition of DeMag will add $360 million in pro forma annual revenues and will be accretive to Terex by $0.20 to $0.30 per share after planned cost reductions are implemented.

Item 7.  Financial Statements and Exhibits

 (c)  Exhibits

 1. Sale and Purchase Agreement, dated May 16, 2002, among Terex Corporation, Terex Germany GmbH & Co. KG and Demag Mobile Cranes GmbH.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 17, 2002


                                               TEREX CORPORATION


                                               By:  /s/ Eric I Cohen
                                                    Eric I Cohen
                                                    Senior Vice President